SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 25, 2002

                      POLLUTION RESEARCH AND CONTROL CORP.
               (Exact Name of Registrant as Specified in Charter)

          California                 0-14266                  95-2746949
 (State or Other Jurisdiction      (Commission              (IRS Employer
       of Incorporation)           File Number)           Identification No.)

                          9300 Wilshire Ave., Suite 308
                         Beverly Hills, California 90212
                    (Address of Principal Executive Offices)

                                 (310) 248-3655
                         (Registrant's Telephone Number)


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Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On March 25, 2002, Pollution Research and Control Corp., doing business as Universal Detection Technology (the "Company," "us" or "we"), sold all of the outstanding stock of its wholly-owned subsidiary, Dasibi Environmental Corp. to Steven Sion, an individual, whom we will refer to throughout this report as the "Buyer." The sale was effected pursuant to the terms and conditions of a binding letter of intent filed as an exhibit to a previous report on Form 8-K filed by us on March 22, 2002.

     The consideration we received in exchange for the stock of Dasibi included, among other things, cancellation of certain debt we owed valued at an estimated $1.5 million, a nonexclusive license to exploit all of Dasibi's intellectual property rights outside of mainland China, and an assignment by Dasibi of its inventory to us. In approving the terms of this transaction, our board of directors considered, among other factors, the results of an independent valuation of Dasibi, our financial position and the financial position of Dasibi together with our inability to raise funds on terms we deemed reasonable, and alternatives to this transaction. The board of directors unanimously concluded that the sale of the stock of Dasibi under the terms of the binding letter of intent is in the best interests of the Company and our shareholders. We believe that the sale of Dasibi will assist us in pursuing our business strategy which emphasizes the bio-terrorism detection device and medical diagnostic equipment markets.


                     CAUTIONARY STATEMENTS AND RISK FACTORS

     The risks and uncertainties described below are only in connection with our proposed sale of Dasibi and are not the only risks and uncertainties we face. Moreover, additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business, results of operations and financial condition could suffer. In that event the trading price of our common stock could decline, and our shareholders may lose all or part of their investment in our common stock. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements.

WE HAVE LIMITED RIGHTS TO EXPLOIT THE TECHNOLOGY THAT OUR EXISTING AIR MONITORING PRODUCTS INCORPORATE. AS A RESULT, OUR REVENUES AND PROFITABILITY FROM SALES OF THIS PRODUCT WILL SUBSTANTIALLY DECLINE.

     As part of the sale of Dasibi to the Buyer, we have obtained a nonexclusive license to exploit all of the technology currently owned by Dasibi anywhere in the universe outside of mainland China. In recent years, we focused substantially all of our marketing efforts towards, and substantially all of our revenue was derived from, sales of our air pollution product in China. Our agreement not to compete in that market will cause our revenue to decline substantially.

WE NEED ADDITIONAL CAPITAL TO FUND PRODUCT DEVELOPMENT, MARKETING ACTIVITIES AND SALES. IF WE CANNOT OBTAIN ADEQUATE FINANCING, WE MAY CEASE OPERATIONS.

     Recently we shifted our research and development, marketing and business development efforts away from the air pollution market in China towards the bio-medical and bio-terrorism arena and to other medical applications for our products. If we cannot raise additional capital, we will not be able to pursue these strategies as scheduled, or at all, and we may cease operations. If we raise


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additional funds by issuing equity or convertible debt securities, the percentage ownership of our shareholders will be diluted. Any new securities could have rights, preferences and privileges senior to those of our common stock. Furthermore, we cannot be certain that additional financing will be available when and to the extent we require or that, if available, it will be on acceptable terms. If adequate funds are not available on acceptable terms, we may not be able to fund continued development and sales of our existing products, the expansion of our business into the bio-medical and bio-terrorism markets or markets for other medical applications of our products, which could cause us to cease operations.

WE ARE NOT RETAINING ANY OF THE DASIBI EMPLOYEES WHO HAVE SIGNIFICANT EXPERIENCE AND KNOWLEDGE IN DEVELOPING, ENHANCING OR MARKETING DASIBI'S CURRENT PRODUCTS, AND AS A RESULT, WE MAY LOSE REVENUE AND MARKET SHARE.

     If we cannot effectively manage the design, development, manufacture and marketing of the various monitoring instruments previously manufactured by Dasibi, our revenue and profitability will decline and we may lose customers and market share. Our management team does not have substantial experience in the air pollution monitoring instruments business and may not be able to timely identify or anticipate all of the material risks associated with operating that business. We may not be able to retain a sufficient number of additional qualified employees on a timely business, or at all. If we cannot timely and cost-effectively manage the air pollution monitoring instruments business, we will lose revenue, customers and market share, and our results of operations will be materially adversely affected.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements. None.

     (b) Pro Forma Financial Information. The required financial statements will be filed on or prior to May 24, 2002.

     (c)  Exhibits.

               None.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 8, 2002                         POLLUTION RESEARCH AND CONTROL CORP.


                                      By:  /S/ JACQUES TIZABI
                                          -------------------------------------
                                          Jacques Tizabi
                                          President and Chief Executive Officer